                                                          Exhibit 10.50


                      LOAN SERVICING AGREEMENT

        THIS LOAN SERVICING AGREEMENT (the "Agreement") is made effective as of the 1st day of September, 1994, by and between MIDLAND SAVINGS BANK, FSB, a federal stock savings association having its principal office at 606 Walnut Street, Des Moines, Iowa, 50309 ("Midland") and CENTRAL LIFE ASSURANCE COMPANY, an Iowa corporation having an office at 611 Fifth Avenue, Des Moines, Iowa, 50309 ("Central").

        WHEREAS, Midland desires to have Central service certain nonresidential mortgage loans now owned by Midland and which Midland may hereafter make or acquire; and

        WHEREAS, Central is prepared to provide such services to Midland on the basis described in this Agreement;

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Central and Midland do hereby agree as follows:

ARTICLE I.  DEFINITIONS

SECTION 1.01.  DEFINITIONS.

        In addition to the definitions in the opening paragraph of this Agreement the following terms shall have the following respective meanings:

(a) "Cut Off Date" shall mean the date used to prepare a Cut Off Report. The Cut Off Dates shall be the 25th day of each month during the term of this Agreement.

(b) "Cut Off Reports" are reports to Midland of all amounts due and payable to Midland through the Cut Off Date.

(c)     "Effective Date" shall be September 1, 1994.

(d) "Mortgage Loans" shall mean the non-single family residential mortgage loans consisting of multi-family, commercial real estate and similar non-single family residential mortgages now owned by Midland and described in Appendix 1 to this Agreement, and similar non-single family residential mortgage loans which Midland may hereafter make or acquire during the term of this Agreement, provided, however, that such term shall not include certain bond project developer loans described in Appendix 1A to this Agreement.

(e) "Mortgage Loan Documents" shall mean the promissory titles, mortgage agreements, deeds of trust, collateral assignment documents, U.C.C. financing statements and security agreements and other financing documents relating to the Mortgage Loans referred to in this Agreement.

(f) "Remittance Date" shall mean the date loan payment amounts collected by Central and shown on the Cut Off Report are to be remitted to Midland. The monthly Remittance Date shall be five business day(s) following the corresponding monthly Cut Off Date.

(g) "Remittance Amount" shall be the actual net payments received by Central in its capacity as Servicing Agent from the mortgagors under the Mortgage Loan Documents including payments of principal, interest, late payment fees, default interest and deposits or reimbursements for taxes, insurance premiums or any other amounts received to be escrowed with Central, which net payments shall be reduced by the Servicing Fees payable to Central under this Agreement and direct payments made by Central on behalf of Midland to taxing authorities, insurance companies or other parties and any escrow deposits to be held by Central under this Agreement.

(h) "Service Fee" means the fees to be paid by Midland and/or retained by Central for the performance of services by Central under this Agreement.

(i) "Service Period" shall mean the twelve month period commencing September 1, 1994 and ending August 31, 1995 as referred to in Section
        8.01 of this Agreement and any extension thereof mutually agreed to by Midland and Central.


ARTICLE II.  AGENCY

SECTION 2.01.  APPOINTMENT.

        Midland hereby appoints Central as its agent during the Service Period for the purpose of servicing the Mortgage Loans in accordance with the terms of this Agreement. Midland hereby conveys and grants to Central the power and authority to perform all of the obligations and duties on the part of Central to be performed under this Agreement and on Midland's part to be performed or permitted under the Mortgage Loans and the Mortgage Loan Documents including the exercise of any rights conveyed to Midland thereunder which are delegated to Central under the terms of this Agreement.

SECTION 2.02.  ACCEPTANCE OF APPOINTMENT.

        Central hereby accepts the appointment and authority to act as Midland's agent to service the Mortgage Loans and Mortgage Loan

Documents as provided in Section 2.01 hereof. Central hereby agrees to perform and discharge the obligations and duties on the part of Central to be performed under this Agreement and on Midland's part to be performed or which are permitted under the Mortgage Loans and the Mortgage Loan Documents to the extent that the agency to perform such obligations and duties or to exercise such rights are granted to Central under this Agreement.

SECTION 2.03.  STAFFING.

        Central hereby agrees to maintain, during the Servicing Period, adequate staff and support service and facilities as are reasonably necessary in Central's judgment, reasonably exercised, to perform its responsibilities under this Agreement.

ARTICLE III.  SERVICES TO BE PROVIDED BY CENTRAL

SECTION 3.01.  MORTGAGE LOAN SERVICES.

        During the Service Period, Central shall provide Midland with the following mortgage loan services:

(a) Collection of all payments due under the terms of each Mortgage Loan as such payments become due;

(b) Maintenance of complete and accurate accounting records of and proper application of the funds collected from each mortgagor on account of each Mortgage Loan, which accounting shall include payments payable and/or paid for principal, interest, taxes, assessments, hazard insurance premiums, mortgage insurance premiums, late payment fees, default interest and other payments required to be made or allowed to be made and so made under the terms of the Mortgage Loan Documents;

(c) Notification to Midland of the failure of any Mortgagor to make required payments under the terms of the Mortgage Loan Documents applicable to such mortgagor, which notice shall be provided within thirty days of the failure to make the required payment;

(d) Adjustments to interest rates in compliance with the applicable provisions of the mortgage loan notes which are secured by the mortgage documents in compliance with applicable regulatory regulations of which Central has received notice, and delivery of written or other required notices to the mortgagor(s) of such interest rate adjustments;

(e) Monitor the performance of each mortgagor of its respective obligations under the Mortgage Loan Documents and delivery of written notice to Midland of any failure of such performance promptly after the discovery thereof by Central.

(f) Monitor payments for taxes, special assessments, ground rents and premium payments for hazard insurance payable under the Mortgage Loan Documents by the mortgagors and delivery of written notice to Midland of any deficiencies in such funds prior to the date that the particular collateral may be threatened or impaired in order that Midland may fund such deficiencies;

(g) Monitor the performance or non-performance of non-monetary obligations under the Mortgage Loan Documents and notify Midland promptly after discovery by Central of any of the following conditions:

       (1) The vacating of or any adverse change in the occupancy of the property secured by a mortgage included within the Mortgage Loans;

       (2) The sale or transfer of property secured by a mortgage included within the Mortgage Loans;

       (3) The death, bankruptcy, insolvency or other financial disability of a mortgagor which might impair the ability to repay a loan secured by a Mortgage Loan;

       (4) Loss or damage to property secured by a Mortgage Loan and upon request of Midland notification of such loss or damage to appropriate insurance carriers;

       (5) The lack or failure of repairs or other deterioration or waste suffered or committed to property secured by a Mortgage Loan;

       (6) The failure to submit any required documents, instruments or information required under a Mortgage Loan including any financial statement or cash flow analysis;

       (7) The occurrence of any other event of default or event which would constitute an event of default under any Mortgage Loan Documents but for the passage of time or the giving of notice.

(h) Administer the collection and distribution of escrow payments under the terms of the Mortgage Loan Documents and applicable law, including but not limited to preparation and delivery of escrow reports to the mortgagors and Midland and disbursement to the proper parties of payments for taxes, special assessments, ground rents and premiums for hazard insurance.

Section 3.02.  Additional Services.

        In addition to the Mortgage Loan Services described in Section 3.01 hereof, Central agrees, subject to Section 6.02 hereof, to provide Midland with the following services during the Service Period:

        (a) Services which are ancillary or supportive and necessary to or associated with the specific services described in Section 3.01 hereof and which are associated with usual, customary and normal business practices related to such specific loan servicing activities except to the extent any such services are specifically excluded from this Agreement.

       (b) Annual inspections of each property encumbered by a Mortgage Loan in accordance with a schedule provided to Midland, and reinspection of particular properties as soon as practical after either written request therefor from Midland or if a Mortgage Loan remains delinquent for a period of sixty days after the expiration of any time period allowed to the mortgagor for cure of such delinquency.

       (c) Preparation and delivery of such reports and documents in connection with Central's responsibilities hereunder as may be required by applicable law, the terms of the Mortgage Loan Documents or as Midland may reasonably request from time to time.

SECTION 3.03.  LITIGATION SUPPORT SERVICES.

        In the event that a Mortgage Loan comes into and continues in default or a mortgagor files a petition seeking protection under the provision of any federal or state bankruptcy and or similar law, then Central upon written request from Midland shall, subject to Section 6.02 hereof, undertake the following on behalf of and in the name of Midland:

       (a) Seek the appointment of a receiver to control and manage the encumbered property for the benefit of Midland.

       (b) Foreclose upon or otherwise convert the ownership of the property encumbered by the Mortgage Loan Documents to Midland;

       (c) File proof of claims, motions for relief from stay and for payment of the mortgagor's obligations under the Mortgage Loan Documents, such other motions and pleadings as Central shall deem to be appropriate in the exercise of its business judgment and other motions and pleadings as Midland may reasonably request.

SECTION 3.04.  MAINTENANCE AND MANAGEMENT OF PROPERTY.

        In the event that Midland obtains possession of any property encumbered by a Mortgage Loan, then Central agrees, subject to Section 6.02 hereof, upon written request from Midland to manage such property, directly or indirectly, including securing such acquired property from waste and vandalism, preparing such property for resale and coordinating efforts to market the property for sale and coordinating the closing of any such sale.

SECTION 3.05.  RIGHT TO MODIFY SERVICES.

        The parties hereto agree that Central shall have the right, upon thirty days' advance written notice to Midland to modify the services to be provided to Midland under this Agreement provided that:

        (a) Such modified services shall be reasonably equivalent to or better than the services being replaced; and

        (b) Midland consents to such modified services within three business days after Central's request therefor, which consent(s) shall not be unreasonably withheld or delayed by Midland.

SECTION 3.06.  REMITTANCES.

        Central agrees to remit the monthly net Remittance Amount and the monthly Cut Off Report to Midland on or before the corresponding monthly Remittance Date.

SECTION 3.07.  RESTRICTIONS/WAIVERS AND RELEASES.

        Central will not waive, modify, release or consent to postponement on the part of any mortgagor under a Mortgage Loan or any term or provision of a Mortgage Loan Document on the part of such mortgagor to perform without the written consent of Midland.

ARTICLE IV.  OWNERSHIP OF RECORDS, CONFIDENTIALITY, DISCLOSURE AND RETENTION.

SECTION 4.01.  OWNERSHIP OF RECORDS.

        Central and Midland acknowledge and agree that the Mortgage Loan Documents and all original documents, agreements, papers, recordings, instruments and other writings generated by Central under this Agreement in performance of Central's obligations and duties to Midland under this Agreement shall be and remain the personal property of Midland provided, however, that Central shall hold such originals during the Service Period as mentioned in

Section 4.04 hereof and shall also have the right to keep and maintain copies of all such documents, agreements, papers, recordings, instruments and other writings.

SECTION 4.02.  CONFIDENTIALITY.

       Central and Midland acknowledge and agree that the Mortgage Loan Documents and all other agreements referred to in Section 4.01 of this Agreement and the contents thereof shall be confidential and Central shall not disclose the contents thereof to any third party other than the mortgagors or their authorized representatives as to the transactions related to such parties or as reasonably necessary to perform the obligations and duties on Central's part to be performed under this Agreement and except as such disclosure may be reasonable required in connection with compliance with regulatory requirements, examination by the employees and agents of Midland, any litigation or proceeding between Central and Midland or as may be otherwise authorized by Midland.

SECTION 4.03.  DISCLOSURE.

       Midland acknowledges that the records maintained by Central in connection with services performed or required under this Agreement may be subject to examination and audit by various regulatory agencies and other governmental authorities, and the provisions of Section 4.02 or any other provision of this Agreement to the contrary notwithstanding that Central shall have the right and obligation to make all such records available for examination by such governmental authorities and regulators pursuant to applicable laws and regulations.

SECTION 4.04.  RETENTION OF RECORDS.

       During the Servicing Period, the Mortgage loan records, files and Mortgage Loan Documents shall be held and maintained by Central or under Central's control provided that such records, files and documents shall be accessible to Midland in accordance with Central's record storage operation procedures. Central will use reasonable care in protecting the records, files and documents from damage.

ARTICLE V.  NOTICES

SECTION 5.01.  ADDRESSES.

         Any notice or other communication given pursuant to this Agreement shall be given in writing to the other party at the address stated herein or at such other address as such party shall specify by notice hereunder. Such notice shall be conclusively deemed to be served when delivered personally or three (3) calendar days after sending by registered mail or one (1) business day after sending by facsimile or similar electronic means.

SECTION 5.02.  AUTHORIZED REPRESENTATIVES.

         Central and Midland shall each appoint one or more individuals who shall serve as contact persons for purposes of communications concerning this Agreement. Such contact persons shall be authorized to act on behalf of the respective parties as to matters pertaining to this Agreement and the other party shall have the right to rely on the actions of such individuals designated to act on behalf of the other party unless and until such designation is changed, at which time such party may rely on the new designation. The initial representatives of the parties are listed in Appendix 2 to this Agreement.

ARTICLE VI.  COMPENSATION.

SECTION 6.01.  SERVICING FEE.

        Midland shall pay Central for the services performed by Central as mentioned in Section 3.01 of this Agreement monthly by the tenth day of each month for the prior month a Servicing Fee equal to 1/12th of an amount equal to one quarter of one percent (0.25%) per annum of the outstanding principal balance of all the Mortgage Loans then being serviced under this Agreement as of the first day of each calendar month for which such payment is to be made. Midland and Central agree that Central shall have the right, in lieu of a direct payment by Midland, to retain the monthly fee to be paid by Midland to Central from the monthly Remittance Amounts received and processed by Central under this Agreement.

SECTION 6.02.  OTHER FEES.

        Central's performance for Midland of any of the Additional Services mentioned in Sections 3.02, 3.03 or 3.04 of this Agreement shall be subject to negotiation of a fee structure for the performance of such services which is acceptable to Central. If Midland requests such services and the parties agree upon an acceptable fee structure, then the parties shall enter into an amendment to this Agreement documenting such fee agreement. If the parties do not agree on such a fee structure, then Central shall have no obligation to perform such Additional Services.

ARTICLE VII.  INSURANCE AND INDEMNITY

SECTION 7.01.  INSURANCE COVERAGE.

         Central agrees to use reasonable efforts during the Servicing Period to assure that the provisions of the Mortgage Loan Documents concerning the maintenance of required insurance by the mortgagors are complied with and shall furnish proof of such coverages to Midland upon demand to the extent that such proof is available to

Central. In the event that the Mortgage Loan Documents provide that Midland is to provide such insurance with the premium cost to be paid or reimbursed by the respective mortgagors, then Central shall collect such contributions to premium cost and obtain such insurance for the benefit of Midland. In the event that any mortgagor fails to obtain insurance which it is required to carry under its Mortgage Loan Documents or in the alternative fails to pay or reimburse the premium cost, if such be the obligation, then Central shall promptly notify Midland of such failure and proceed to obtain insurance coverage for Midland's benefit. In such case, Midland shall reimburse Central for all costs incurred by Central in obtaining such insurance including the premium cost. Midland acknowledges and agrees that Central shall be named as an additional insured under all liability policies obtained or required in connection with the operation of the properties encumbered by the Mortgage Loan Documents. Midland specifically acknowledges that the Mortgage Loan Document files provided to Central did not demonstrate evidence of the maintenance of such required insurance coverages when such files were originally delivered to Central for servicing.

SECTION 7.02.  INDEMNIFICATION OF CENTRAL.

(a) Midland shall indemnify and hold harmless Central, and will promptly reimburse Central for any losses, damages, claims, charges, deficiencies or expenses of any nature (including without limitation, reasonable attorney's fees) incurred by or assessed against Central arising out of or resulting from:

        (1) The inaccuracy or incompleteness of any representation or warranty made by Midland in this Agreement, or in any file, schedule, statement or certificate furnished pursuant to this Agreement; or

        (2) The failure by Midland to perform or observe any term or provision contained in this Agreement, or the failure by Midland or any predecessor to perform or observe any term or provision in any Mortgage Loan Document, schedule, statement, or certificate furnished pursuant to this Agreement; or

        (3) Errors of Midland or any predecessor of Midland in servicing the Mortgage Loans prior to the Effective Date, or losses, damages or claims resulting from Midland's negligence or willful misconduct.

        (4) Directions from Midland to Central in or relating to this Agreement or Central's performance of obligations, responsibilities or duties under this Agreement; or

        (5) Any claim arising from, out of or on account of Central's use, maintenance or control of any property recovered on behalf of

Midland by Central including without limitation as a result of abandonment, foreclosure or deed in lieu of foreclosure, which shall include any claim resulting from or arising out of or related to any matter involving the violation of or responsibility for compliance with any applicable laws, rules, orders or regulations including without limitation any environmental, health, safety, building or zoning laws and regulations.

(b) Central agrees to promptly notify Midland in writing of the existence of a fact actually known to Central giving rise to any obligations of Midland under this Section and, in the case of any claim or any litigation brought about by a third party which may give rise to any such obligations, Central agrees to promptly notify Midland of the making of such claim or the commencement of such action by a third party as and when the same become known to Central. Midland shall be entitled to employ counsel in its own name and at its own expense with respect to Midland's interest in such claims or litigation and shall cooperate fully with Central in the handling and disposition of such claim or litigation. Midland agrees to promptly notify Central of the assertion of any claim or commencement of any action by a person other than Central which may give rise to an obligation of Midland under this Section.

SECTION 7.03.  INDEMNIFICATION OF MIDLAND.

(a) Central shall indemnify and hold harmless Midland, and will promptly reimburse Midland for any losses, damages, claims, charges, deficiencies or expenses of any nature (including without limitation, reasonable attorney's fees) incurred by or assessed against Midland arising out of or resulting from:

        (1) The inaccuracy or incompleteness of any representation or warranty made by Central in this Agreement; or

        (2) Central's gross negligence or willful misconduct in performing its obligations under this Agreement.

(b) Midland agrees to promptly notify Central in writing of the existence of a fact actually known to Midland giving rise to any obligations of Central under this Section and, in the case of any claim or any litigation brought about by a third party which may give rise to any such obligations, Midland agrees to promptly notify Central of the making of such claim or the commencement of such action by a third party as and when the same become known to Midland. Central shall be entitled to employ counsel in its own name and at its own expense with respect to Central's interest in such claims or litigation and shall cooperate fully with Midland in the handling and disposition of such claim or litigation. Central agrees to promptly notify Midland of the assertion of any claim or commencement of any action by a person other than Midland which may give rise to an obligation of Central under this Section.

ARTICLE VIII. TERM AND TERMINATION.

SECTION 8.01.  TERM.

        Unless this Agreement is otherwise terminated according to its provisions, Central shall be obligated to provide, and Midland shall be obligated to pay for, the services described in this Agreement for the Service Period which is the period from September 1, 1994 through August 31, 1995 and any Extension Period.

SECTION 8.02.  EXTENSION.

        The parties agree that the Service Period shall be extended for up to ten consecutive one year periods (each of which is referred to herein as an "Extension Period") unless either party provides written notice to the other party of termination of the Agreement at least thirty days prior to the then expiring Service Period or Extension Period, in which event this Agreement shall terminate on the last day of the expiring Period. (hereinafter referred to as an "Extension Period")

SECTION 8.03.  TERMINATION.

       During the Service Period or any Extension Period either Central or Midland may terminate this Services Agreement as to all its respective services, or may terminate any specific services provided hereunder, upon sixty (60) days' prior written notice to the other party.

SECTION 8.04.  SURVIVAL ON PARTIAL TERMINATION.

       This Services Agreement, or any service provided hereunder, may be terminated or substantially reduced at any time by mutual consent of the parties. The termination of any one or more of, but less than all of the services provided hereunder by Central shall not be deemed to terminate this Services Agreement in its entirety.

ARTICLE IX.  MISCELLANEOUS

SECTION 9.01.  ENTIRE AGREEMENT.

        This Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and representations between them relating to the subject matter of this Agreement. Amendments to this Agreement shall not be effective unless in writing and signed by the duly authorized representatives of Midland and Central.

SECTION 9.02.  GOVERNING LAW.

       This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

SECTION 9.03.  WAIVER, ATTORNEYS FEES AND THIRD PARTY BENEFICIARIES.

        No delay or failure by either party to exercise any of its rights or remedies hereunder shall operate as a waiver thereof. Each party shall reimburse the other party for all expenses, including reasonable attorneys' fees, incurred by the other party in exercising any of its rights or remedies hereunder, or resulting from any default by the reimbursing party. Nothing herein contained is intended to confer upon any person, other than the parties and their respective permitted successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

        IN WITNESS WHEREOF, Central and Midland have caused this Loan Servicing Agreement to be duly executed effective as of September 1, 1994.

                               CENTRAL LIFE ASSURANCE COMPANY


                               By /s/ William Knapp II
                                  ----------------------------------------
                                  William Knapp II, Assistant Secretary


                               MIDLAND SAVINGS BANK FSB


                               By /s/ Brian J. Beverly
                                  -----------------------------------------
                                  Brian J. Beverly, Senior Vice President


STATE OF IOWA           )
                        )       SS
COUNTY OF DALLAS        )


        On this 1st day of September, 1994, before me a Notary Public in and for the State and County personally appeared William Knapp, II, President of CENTRAL PROPERTIES, INC., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

                               /s/ Kathy O. Kantner
                              --------------------------------------------
                              Notary Public in and for said State

                              My commission expires:        6-2-97
                                                     --------------------

STATE OF IOWA           )
                        )       SS
COUNTY OF POLK          )


        On this 5th day of January, 1995, before me a Notary Public in and for the State and County personally appeared Brian J. Beverly, Senior President of MIDLAND SAVINGS BANKS FSB, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

                               /s/ Lori Danielson
                              --------------------------------------------
                              Notary Public in and for said State

                              My commission expires:        5-4-95
                                                     --------------------

                              (SEAL)

                                  APPENDIX 1A

                               (To Be Provided)


























                                   APPENDIX 1A

                                   APPENDIX 2

                           Authorized Representatives





For Midland:         Brian J. Beverly
                     Sr Vice President
                     Midland Savings Bank FSB
                     206 Sixth Avenue
                     Suite 100
                     Des Moines, Iowa 50309
                     515-281-2129
                     515-280-2245 (Fax)




For Central:         William Knapp, II
                     President
                     Central Properties, Inc.
                     6000 Westown Parkway
                     Suite 200W
                     West Des Moines, Iowa 50266
                     515-221-6010
                     515-221-6013 (Fax)
















                                 APPENDIX 2